As filed with the Securities and Exchange Commission on February 27, 2023
Registration No.333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Sweetgreen, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	27-1159215 (I.R.S. Employer Identification No.)

3102 36th Street
Los Angeles, CA 90018
(Address of principal executive offices) (Zip code)

Sweetgreen, Inc. 2021 Employee Stock Purchase Plan
(Full titles of the plans)

Jonathan Neman
Chief Executive Officer
Sweetgreen, Inc.
3102 36th Street
Los Angeles, CA 90018
(323) 990-7040
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

David Peinsipp Siana Lowrey Julia R. Boesch Cooley LLP 1333 2nd Street, Suite 400 Santa Monica, CA 90401 (310) 883-6400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer
Non-accelerated filer		Small reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Sweetgreen, Inc. (the “Registrant”) for the purpose of registering additional securities of Registrant’s Class A common stock, par value $0.001 per share (the “Class A Common Stock”) that have become reserved for issuance as a result of the operation of the “evergreen” provision in the 2021 Employee Stock Purchase Plan, which provides that the total number of shares subject to such plan will be increased on January 1 of each year pursuant to a specified formula. These additional shares of Registrant’s Class A Common Stock are securities of the same class as other securities for which an original Registration Statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on November 22, 2021 (File No. 333-261271). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of such prior Registration Statement.
PART II
ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 25, 2022 filed with the Commission on February 23, 2023 (File No. 001-41069).
(b) The description of Registrant’s Class A Common Stock which is contained in a Registration Statement on Form 8-A filed on November 15, 2021 (File No. 001-41069) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 of the Annual Report on Form 10-K for the fiscal year ended December 26, 2021 filed with the Commission on March 4, 2022 (File No. 001-41069).
(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed with the Commission on November 22, 2021 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41069) and incorporated herein by reference).

4.2
Amended and Restated Bylaws of the Registrant (filed with the Commission on November 22, 2021 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-41069) and incorporated herein by reference).

5.1	Opinion of Cooley LLP.
23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
99.1
Sweetgreen, Inc. 2021 Employee Stock Purchase Plan (filed with the Commission on November 22, 2021 as Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-261271) and incorporated herein by reference).

107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on February 27, 2023.
Sweetgreen, Inc.
By:     /s/ Jonathan Neman
    Jonathan Neman
    Chief Executive Officer

POWER OF ATTORNEY
Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Jonathan Neman and Mitch Reback, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Neman Jonathan Neman	President, Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	February 27, 2023

/s/ Nicolas Jammet Nicolas Jammet	Chief Concept Officer and Director	February 27, 2023

/s/ Nathaniel Ru Nathaniel Ru	Chief Brand Officer and Director	February 27, 2023

/s/ Mitch Reback Mitch Reback	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 27, 2023

/s/ Neil Blumenthal Neil Blumenthal	Director	February 27, 2023

/s/ Julie Bornstein Julie Bornstein	Director	February 27, 2023

/s/ Cliff Burrows Cliff Burrows	Director	February 27, 2023

/s/ Valerie Jarrett Valerie Jarrett	Director	February 27, 2023

/s/ Youngme Moon Youngme Moon	Director	February 27, 2023

/s/ Bradley Singer Bradley Singer	Director	February 27, 2023